  SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2015

SYNTHETIC BIOLOGICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-12584	13-3808303
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

155 Gibbs Street, Ste. 412

Rockville, MD 20850

(Address of principal executive offices and zip code)

617 Detroit Street, Ste. 100

Ann Arbor, MI 48104

(Mailing Address and zip code)

Registrant’s telephone number, including area code: (734) 332-7800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 28, 2015, Synthetic Biologics, Inc. (the “Company”) entered into a two-year employment agreement with Steven A. Shallcross (the “Employment Agreement”), who was appointed to serve as the Company’s Chief Financial Officer, Treasurer and Secretary, effective June 1, 2015.   The terms of the agreement are as follows:

Mr. Shallcross will be entitled to an annual base salary of $315,000. In 2015 and for each full calendar year thereafter, Mr. Shallcross will be eligible for an annual performance bonus of up to seventy five percent (75%) of his base salary. The annual bonus will be based upon the Board’s assessment of Mr. Shallcross’ performance. The Employment Agreement also includes confidentiality obligations and inventions assignments by Mr. Shallcross and non-solicitation and non-competition provisions.

The Employment Agreement has a stated term of two years but may be terminated earlier pursuant to its terms. If Mr. Shallcross’ employment is terminated for any reason, he or his estate as the case may be, will be entitled to receive the accrued base salary, vacation pay, expense reimbursement and any other entitlements accrued by him to the extent not previously paid (the “Accrued Obligations”); provided, however, that if his employment is terminated (i) by us without Cause or by Mr. Shallcross for Good Reason (as each is defined below) then in addition to paying the Accrued Obligations, (x) we will continue to pay his then current base salary and continue to provide benefits at least equal to those which were provided at the time of termination for a period of twelve (12) months and (y) he shall have the right to exercise any vested equity awards until the earlier of six (6) months after termination or the remaining term of the awards, or (ii) by reason of his death or Disability (as defined in the Employment Agreement), then in addition to paying the Accrued Obligations, he would have the right to exercise any vested options until the earlier of six (6) months after termination or the remaining term of the awards. In such event, if Mr. Shallcross commenced employment with another employer and becomes eligible to receive medical or other welfare benefits under another employer-provided plan, the medical and other welfare benefits to be provided by us as described herein will terminate.

The Employment Agreement provides that upon the closing of a “Change in Control” (as defined below), all unvested options shall immediately vest and the time period that Mr. Shallcross will have to exercise all vested stock options and other awards that Mr. Shallcross may have will be equal to the shorter of: (i) six (6) months after termination, or (ii) the remaining term of the award(s). If within one year after the occurrence of a Change in Control, Mr. Shallcross terminates his employment for “Good Reason” or the Company terminates Mr. Shallcross’ employment for any reason other than death, disability or Cause, Mr. Shallcross will be entitled to receive: (i) the portion of his base salary for periods prior to the effective date of termination accrued but unpaid (if any); (ii) all unreimbursed expenses (if any); (iii) an aggregate amount (the “Change in Control Severance Amount”) equal to two times the sum of the base salary plus an amount equal to the bonus that would be payable if the “target” level performance were achieved under the Company’s annual bonus plan (if any) in respect of the fiscal year during which the termination occurs (or the prior fiscal year if bonus levels have not yet been established for the year of termination); and (iv) the payment or provision of any other benefits. The Change in Control Severance Amount is to be paid in a lump sum, if the Change in Control event constitutes a “change in the ownership” or a “change in the effective control” of the Company or a “change in the ownership of a substantial portion of a corporation’s assets” (each within the meaning of Section 409A of the Internal Revenue Code (“Rule 409A”)), or in 48 substantially equal payments, if the Change in Control event does not so comply with Section 409A.

For the purposes of the Employment Agreement “Change in Control” is defined as: (i) any person or entity becoming the beneficial owner, directly or indirectly, of our securities representing fifty (50%) percent of the total voting power of all its then outstanding voting securities; (ii) a merger or consolidation of the Company in which its voting securities immediately prior to the merger or consolidation do not represent, or are not converted into securities that represent, a majority of the voting power of all voting securities of the surviving entity immediately after the merger or consolidation; or (iii) a sale of substantially all of the Company’s assets or its liquidation or dissolution.

For purpose of the Employment Agreement, “Good Reason” is defined as the occurrence of any of the following events without Mr. Shallcross’ consent: (i) a material reduction in Mr. Shallcross’ base salary (other than an across-the-board decrease in base salary applicable to all executive officers of the Company); (ii) a material breach of the employment agreement by the Company; (iii) a material reduction in Mr. Shallcross’ duties, authority and responsibilities relative to Mr. Shallcross’ duties, authority, and responsibilities in effect immediately prior to such reduction; or (iv) the relocation of Mr. Shallcross’ principal place of employment, without Mr. Shallcross’ consent, in a manner that lengthens his one-way commute distance by fifty (50) or more miles from his then-current principal place of employment immediately prior to such relocation.

For purposes of the Employment Agreement, “Cause” is defined as that Mr. Shallcross shall have engaged in any of the following acts or that any of the following events shall have occurred, all as determined by the Board of Directors of the Company in its sole and absolute discretion: (i) gross insubordination, acts of embezzlement or misappropriation of funds, fraud, dereliction of fiduciary obligations; (ii) conviction of a felony or other crime involving moral turpitude, dishonesty or theft (including entry of a nolo contendere plea); (iii) willful unauthorized disclosure of confidential information belonging to the Company or entrusted to the Company by a client; (iv) material violation of any provision of Mr. Shallcross’ employment agreement, of any Company policy, and/or of a confidentiality agreement, which, to the extent it is curable by Mr. Shallcross, is not cured by Mr. Shallcross within thirty (30) days of receiving written notice of such violation by the Company; (v) being under the influence of drugs (other than prescription medicine or other medically related drugs to the extent that they are taken in accordance with their directions) during the performance of Mr. Shallcross’ duties; (vi) engaging in behavior that would constitute grounds for liability for harassment (as proscribed by the U.S. Equal Employment Opportunity Commission Guidelines or any other applicable state or local regulatory body) or other egregious conduct that violates laws governing the workplace; or (vii) willful failure to perform his written assigned tasks, where such failure is attributable to the fault of Mr. Shallcross which, to the extent it is curable by Mr. Shallcross, is not cured by Executive within thirty (30) days of receiving written notice of such violation by the Company.

The information contained in this Item 1.01 regarding the Employment Agreement is qualified in its entirety by the copy of the agreement attached to this Current Report on Form 8-K as Exhibit10.1 and is incorporated herein by reference.

On May 4, 2015, the Company announced that Mr. C. Evan Ballantyne, the Company’s Chief Financial Officer, Treasurer and Secretary will be leaving the Company to pursue other interests effective May 14, 2015. The Company entered into a Severance Agreement effective April 29, 2015 (the “Severance Agreement”) with C. Evan Ballantyne.

Set forth below is a description of the material terms of the Severance Agreement:

●	Mr. Ballantyne has irrevocably and voluntarily resigned from his position as Chief Financial Officer, Treasurer and Secretary of the Company effective as of May 14, 2015.

●	As of May 14, 2015, Mr. Ballantyne has no further obligation or authority to perform duties and functions on behalf of the Company and/or its subsidiaries or affiliates and will refrain from performing such duties or functions; however, Mr. Ballantyne has agreed to cooperate with the Company as necessary for the business of the Company when requested by the Chief Executive Officer of the Company and/or Chairperson of the Board.

●	In addition to accrued and unpaid base salary and expense reimbursement, the Company will pay Mr. Ballantyne as a severance payment his current base salary and continue to provide benefits at least equal to those which were provided at the time of termination for a period of twelve (12) months, provided that Mr. Ballantyne executes and delivers to the Company a release, which he does not revoke prior to the eighth day following execution of the release and does not violate the terms of the Severance Agreement.

●	Mr. Ballantyne has the ability to exercise all stock options issued to him that vested prior to May 14, 2015 at any time prior to December 31, 2015; provided that Mr. Ballantyne executes and delivers to the Company a release, which he does not revoke prior to the eighth day following execution of the release.

●

For a period commencing on the effective date of the Severance Agreement and ending one year after the effective date, Mr. Ballantyne agreed not to, directly or indirectly, either for himself or any other person, own, manage, control, materially participate in, invest in, permit his name to be used by, act as consultant or advisor to, render material services for (alone or in association with any person, firm, corporation or other business organization) or otherwise assist in any manner with any business which competes with the Company.

The Severance Agreement also contains additional provisions that are customary for agreements of this type. These include confidentiality and non-solicitation provisions.  In connection with the foregoing and in consideration of the undertakings of the Company, Mr. Ballantyne executed a release pursuant to which he agreed not to sue the Company, its affiliates, subsidiaries, divisions, and related parties.  The Severance Agreement contained a similar release from the Company to Mr. Ballantyne.

The information contained in this Item 1.01 regarding the Severance Agreement is qualified in its entirety by the copy of the agreement attached to this Current Report on Form 8-K as Exhibit 10.2 and is incorporated herein by reference.

 Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 4, 2015, the Company announced that Mr. C. Evan Ballantyne, the Company’s Chief Financial Officer, Treasurer and Secretary will be leaving the Company to pursue other interests effective May 14, 2015. Steven A. Shallcross, age 53, has been appointed as the new Chief Financial Officer, Treasurer and Secretary of the Company effective June 1, 2015. On April 28, 2015, the Company entered into a two-year employment agreement with Mr. Shallcross, the term of which commences on June 1, 2015.  See Item 1.01 of this Current Report on Form 8-K for a description of the material terms of the Employment Agreement and Severance Agreement.

From May 2013 through May 2015, Mr. Shallcross served as Chief Financial Officer of Nuo Therapeutics, Inc. (f/k/a as Cytomedix, Inc.), a regenerative therapies company developing and marketing products located in Gaithersburg, MD. From July 2012 to May 2013, Mr. Shallcross held the offices of Executive VP, Chief Financial Officer and Treasurer of Empire Petroleum Partners, LLC, a motor fuel distribution company. From July 2011 to March 2012, Mr. Shallcross was Acting Chief Financial Officer for Senseonics, a privately held medical device company located in Germantown, MD. From January 2009 to March 2011, he was Executive Vice President and Chief Financial Officer at Innocoll AG (f/k/a privately held Innocoll Holdings, Inc.), a global, commercial-stage biopharmaceutical company specializing in the development and commercialization of collagen based products. From November 2005 to January 2009, he was Senior Vice President, Chief Financial Officer and Treasurer of Vanda Pharmaceuticals Inc., a Nasdaq (VNDA) listed biopharmaceutical company located in Rockville, MD. Mr. Shallcross holds an M.B.A. degree from the University of Chicago, Booth School of Business (1994) and a B.S. in Accounting degree from University of Illinois, Chicago (1983).

There are no family relationships between Mr. Shallcross and any director, executive officer or person nominated or chosen by the Company to become as director or executive officer of the Company.  Additionally, there have been no transactions involving Mr. Shallcross that would require disclosure under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are being filed as part of this Report.

Exhibit Number	Description

10.1	Employment Agreement, dated April 28, 2015, by and between Steven A. Shallcross and the Company
10.2	Severance Agreement, effective April 29, 2015, by and between C. Evan Ballantyne and the Company
99.1	Press Release dated May 4, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 4, 2015	SYNTHETIC BIOLOGICS, INC.

	By:	/s/ Jeffrey Riley
Name: Jeffrey Riley
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement, dated April 28, 2015, by and between Steven A. Shallcross and the Company

10.2	Severance Agreement, effective April 29, 2015, by and between C. Evan Ballantyne and the Company
99.1	Press Release dated May 4, 2015